News Release

For:	Methode Electronics, Inc.	Contact:	Joey Iske
	7401 West Wilson Avenue		Director of Investor Relations
	Chicago, IL 60706		708-457-4060
jiske@methode.com

C O R R E C T I O N

Methode Electronics, Inc. FY 2008 Sales and EPS Guidance

CHICAGO, July 12, 2007 — Methode Electronics, Inc. (Nasdaq: METH), a global manufacturer of electronic components and subsystem devices, today announced a correction to its fiscal year 2008 sales and earnings guidance.

In the press release issued earlier today Methode’s guidance was listed incorrectly. It should read as follows:

Because of the volatility of the U.S. automotive market, and in particular, the unpredictable sales of the Company’s two largest automotive customers, Methode is discontinuing its practice of providing quarterly sales and earnings per share guidance. Methode anticipates sales for the 2008 fiscal year to be between $455 million and $475 million and earnings per share between $0.65 and $0.75.

Conference Call

As previously announced, the Company will conduct a conference call led by its Chief Executive Officer, Donald W. Duda, and Chief Financial Officer, Douglas A. Koman, on July 12, 2007 at 10:00 a.m. Central Time. You may participate on the conference call by dialing 1-877-407-8031 for domestic callers or 201-689-8031 for international callers. Methode also invites you to listen to the webcast of this call by visiting the Company’s website at www.methode.com and entering the “Investor Relations” page and then clicking on the “Webcast” icon. For those who cannot listen to the live broadcast, a replay, as well as an MP3 download will be available shortly after the call. A replay of the call will be available for seven days, by dialing 1-877-660-6853 for domestic callers or 201-612-7415 for international callers, both using playback account number 286 and conference ID number 245491.

About Methode Electronics

Methode Electronics, Inc. (NASDAQ: METH) is a global manufacturer of component and subsystem devices with manufacturing, design and testing facilities in the United States, Malta, Mexico, United Kingdom, Germany, Czech Republic, China and Singapore. We design, manufacture and market devices employing electrical, electronic, wireless, sensing and optical technologies to control and convey signals through sensors, interconnections and controls. Our business is managed on a segment basis, with those segments being Automotive, Interconnect, Power Distribution and Other. Our components are in the primary end markets of the automobile, information processing and networking equipment, voice and data communication systems, consumer electronics, appliances, aerospace vehicles and industrial equipment. Further information can be found at Methode’s website www.methode.com.

Forward-Looking Statements

Certain statements in this press release dated July 12, 2007, containing information on Methode’s fourth quarter and year-end reporting periods for fiscal 2007 and offering guidance for its 2008 fiscal year are forward-looking statements that are subject to certain risks and uncertainties. Our business is highly dependent upon three large automotive customers and specific makes and models of automobiles. The Company’s results will be subject to many of the same risks that apply to the automotive, computer, telecommunication and appliance industries, such as general economic conditions, interest rates, consumer spending patterns and technological changes. Other factors, which may result in materially different results for future periods, include significant customer bankruptcy filings; restructuring, operational improvement and cost reduction programs currently under review by Methode; the current macroeconomic environment, including higher petroleum and copper prices affecting material and components used by Methode; potential manufacturing plant closures by automotive customers; potential strikes at automotive customers; and significant fluctuations in the demand for certain automobile models. In addition, market growth, operating costs, currency exchange rates and devaluations, delays in development, production and marketing of new products and other factors set forth from time to time in our reports filed with the Securities and Exchange Commission, impact our business. Any of these factors could cause our actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this press release are subject to the safe harbor protection provided under the securities laws. All information in this press release is as of July 12, 2007. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations on a quarterly basis or otherwise.